UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              ---------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                              ---------------------



                              Pathmark Stores, Inc.
               (Exact name of issuer as specified in its charter)

              Delaware                                       22-2879612
   (State or other jurisdiction of                        (I.R.S. Employer
   incorporation or organization)                        Identification No.)

                                200 Milik Street
                           Carteret, New Jersey 07008
          (Address of principal executive offices, including zip code)

                 PATHMARK STORES, INC. 2000 EMPLOYEE EQUITY PLAN
          PATHMARK STORES, INC. 2000 NON-EMPLOYEE DIRECTOR EQUITY PLAN
                            (Full title of the plans)

                       ----------------------------------

                             Marc A. Strassler, Esq.
              Senior Vice President, Secretary and General Counsel
                              Pathmark Stores, Inc.
                                200 Milik Street
                           Carteret, New Jersey 07008
                                 (732) 499-3000
            (Name, address and telephone number of agent for service)

                         CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------------
                                                    Proposed maximum      Proposed maximum
    Title of securities          Amount to be        offering price           aggregate        Amount of registration
      to be registered          Registered (1)        per share (2)      offering price (2)             fee
---------------------------------------------------------------------------------------------------------------------
Common Stock, par value
$0.01 per share                    7,000,000            $ 10.47           $ 73,281,238.67           $ 7,841.09
---------------------------------------------------------------------------------------------------------------------

(1) This registration statement on Form S-8 (this "Registration Statement") shall also cover any additional shares of Pathmark Stores, Inc. (the "Registrant") common stock, par value $0.01 per share (the "Common Stock"), that become issuable under the Pathmark Stores, Inc. 2000 Employee Equity Plan (the "Employee Plan") or 2000 Non-Employee Director Equity Plan (the "Director Plan") being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

(2) Based on the exercise price of stock options previously awarded under the Plans with respect to 1,065,115 shares of Common Stock subject thereto and estimated with respect to 263,474 shares of Common Stock subject to awards of restricted stock and restricted stock units and 5,671,411 shares of Common Stock available for future awards in accordance with Rules 457(c) and 457(h) under the Securities Act of 1933, as amended (the "Securities Act"), solely for the purpose of determining the registration fee, based on the average of the high and low prices of the Common Stock reported on the Nasdaq National Market on February 2, 2006.

             STATEMENT PURSUANT TO GENERAL INSTRUCTION E TO FORM S-8

          The contents of the Registration Statement on Form S-8 (File No. 333-56194) that the we filed with the Securities and Exchange Commission (the "Commission") on February 26, 2001 (the "Registration Statement"), and the Post-Effective Amendment No. 1 to the Registration Statement that we filed with the Commission on the date hereof, are incorporated by reference.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Carteret, State of New Jersey on January 19, 2006.



                                  PATHMARK STORES, INC.
                                  (Registrant)


                                  By:  /s/ Marc A. Strassler
                                       ---------------------
                                  Name:  Marc A. Strassler, Esq.
                                  Title:  Senior Vice President, Secretary and
                                          General Counsel



          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature to this Registration Statement appears below hereby constitutes and appoints each of John T. Standley, Frank G. Vitrano and Marc A. Strassler as such person's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments to the Registration Statement, including post-effective amendments, and registrations statements filed pursuant to Rule 462 under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, and does hereby grant unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, or any substitute therefor, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated as of January 19, 2006.

         Signature                                       Capacity
         ---------                                       --------




/s/ John T. Standley                       Chief Executive Officer and Director
---------------------------------------    (Principal Executive Officer)
John T. Standley


/s/ Frank G. Vitrano                       President and Chief Financial Officer
---------------------------------------    (Principal Financial Officer)
Frank G. Vitrano



/s/ Michael R. Duckworth                   Director
---------------------------------------
Michael R. Duckworth



/s/ Daniel H.Fitzgerald                    Director
---------------------------------------
Daniel H. Fitzgerald

/s/ Bruce Hartman                          Director
---------------------------------------
Bruce Hartman



/s/ David R. Jessick                       Director
---------------------------------------
David R. Jessick



                                           Director
---------------------------------------
Larry R. Katzen



/s/ Gregory Mays                           Director
---------------------------------------
Gregory Mays



                                           Director
---------------------------------------
Sarah E. Nash



/s/ Ira Tochner                            Director
---------------------------------------
Ira Tochner



/s/ John J. Zillmer                        Director
---------------------------------------
John J. Zillmer




/s/ Joseph Adelhardt                       Senior Vice President and Controller
---------------------------------------    (Principal Accounting Officer)
Joseph Adelhardt

                                  EXHIBIT INDEX


          The following exhibits are filed as part of this Registration
Statement:


           Number        Title of Exhibit
           ------        ----------------

              5          Opinion of Shearman & Sterling LLP.

             23.1        Consent of Deloitte & Touche LLP.

             23.2        Consent of Shearman & Sterling LLP (contained in
                         Exhibit 5).

             24 Power of Attorney (included as part of the signature pages to this Registration Statement).